EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-157760-01 on Form S-3 of our report dated September 28, 2009, relating to the financial statements of Ferrellgas Finance Corp. appearing in this Amendment No. 1 to the Annual Report on Form 10-K/A of Ferrellgas Finance Corp. for the year ended July 31, 2009.

/s/  DELOITTE & TOUCHE LLP

Kansas City, Missouri

November 6, 2009